UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2006

Date of Report (Date of Earliest Event Reported)

BENTLEY PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10581	59-1513162
(Commission File Number)	(I.R.S. Employer Identification No.)

Bentley Park
2 Holland Way
Exeter, New Hampshire	03833
(Address of Principal Executive Offices)	(Zip Code)

(603) 658-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BENTLEY PHARMACEUTICALS, INC.

Item 1.01.              Entry into a Material Definitive Agreement.

Employment Agreement with Richard P. Lindsay

In connection with becoming the Chief Financial Officer of Bentley Pharmaceuticals, Inc., Richard P. Lindsay entered into an employment agreement, dated as of September 11, 2006, pursuant to which Mr. Lindsay will also serve as Vice President, Treasurer and Principal Financial Officer of Bentley.

Under his agreement, Mr. Lindsay will receive a monthly base salary of $19,166.67 and will be eligible for an annual bonus of up to 40% of annual base salary, payable in cash and/or common stock, stock options or restricted stock units, as determined by the Compensation Committee of the Board of Directors. Mr. Lindsay will also be eligible to participate in the employee benefit plans of Bentley made available generally to executive officers, including a term life insurance and disability policy with a value equal to at least two years’ base salary. Bentley has granted Mr. Lindsay a non-qualified stock option to purchase 50,000 shares of Bentley’s common stock at an exercise price equal to $12.03 per share, the average of the high and low price of Bentley’s common stock on the date of grant. The option vests as to one-third of the shares each year over a three-year period from the option grant date.

The term of Mr. Lindsay’s employment agreement expires on December 31, 2007 and renews automatically for successive one-year periods unless either party gives notice of non-renewal effective as of the date of expiration of the then applicable term.  In the event that Mr. Lindsay’s employment is terminated by Bentley without cause, Bentley will pay Mr. Lindsay an amount equal to twelve months of his base salary and bonus (the higher of the bonus target for the current year or the bonus paid in the prior year), and the vesting of Mr. Lindsay’s equity awards shall be accelerated on a pro rata basis determined by the number of completed months of service during the then current annual vesting period. If Mr. Lindsay terminates his employment for good reason within 12 months after a change in control of Bentley, (i) Bentley will pay Mr. Lindsay two times the average of his aggregate annual cash compensation paid during the two prior calendar years (consisting of annual base salary and bonus, if any); (ii) all of Mr. Lindsay’s then outstanding equity awards will vest immediately; and (iii) Mr. Lindsay will be entitled to health and life insurance benefits for a period of up to two years.

To the extent applicable, the contents of Item 5.02 below are incorporated by reference into this Item 1.01. The foregoing description of Mr. Lindsay’s employment agreement is qualified in its entirety by the terms of the agreement, a complete copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Separation Agreement with Michael D. Price

Mr. Lindsay succeeds Michael D. Price, Bentley’s former Vice President and Chief Financial Officer. Mr. Price and Bentley entered into a separation agreement pursuant to which Mr. Price’s employment will terminate as of the close of business on September 30, 2006. In addition to severance benefits due to Mr. Price under his existing employment agreement, Bentley has agreed to: (i) accelerate and make exercisable for a twelve month period 16,667 shares of Bentley’s common stock under a portion of Mr. Price’s outstanding stock options that would otherwise still be unvested as of his termination date; (ii) extend the period during which Mr. Price may exercise and purchase an additional 126,478 vested shares under his outstanding options, including shares that are vested on a prorated basis pursuant to his existing employment agreement, until September 30, 2007; and (iii) issue to Mr. Price 1,604 shares of Bentley’s common stock as a ten month prorated portion of his outstanding restricted stock units. Bentley will also pay for nine months of continuing medical and dental coverage, the annual renewal of Mr. Price’s life insurance coverage for an amount equal to two times his base salary, and certain out-of-pocket costs relating to Mr. Price’s relocation to Florida.

The foregoing description of Mr. Price’s separation agreement is qualified in its entirety by the terms of the agreement, a complete copy of which is filed as exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2006, Richard Lindsay was appointed Vice President and Chief Financial Officer (and Principal Financial Officer) of Bentley Pharmaceuticals. Mr. Lindsay succeeds Michael Price, Bentley’s former Vice President and Chief Financial Officer (and Principal Financial Officer).

Mr. Lindsay, age 44, had most recently been an independent consultant, having served as Executive Vice President and Chief Financial Officer of StockerYale, Inc., a publicly traded photonics company, from August 2004 to October 2005, and previously been Interim Controller of the University of Rhode Island from August 2003 to July 2004. Mr. Lindsay served as Chief Financial Officer of Boston Beer Company, a publicly traded brewer of craft beers, from 1999 to 2003, where he was responsible for all finance, IT and business development functions for the company. Prior to his employment with Boston Beer Company, Mr. Lindsay served as a Senior Consultant for KPMG, LLP, an international accounting firm, after his service in the U.S. Navy, Submarine Service. Mr. Lindsay received his MBA (honors) from Northeastern University and a BS in Management with a concentration in Accounting and a minor in Economics from the University of Massachusetts. He is a Certified Public Accountant.

Mr. Lindsay did not have any prior material relationship with Bentley or any family relationship with any director or executive officer of Bentley.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

10.1                           Employment Agreement dated as of September 11, 2006 by and between Bentley Pharmaceuticals, Inc. and Richard P. Lindsay. Filed herewith.

10.2                           Separation Agreement dated as of September 15, 2006 by and between Bentley Pharmaceuticals, Inc. and Michael D. Price. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2006	By:	/s/ James R. Murphy
James R. Murphy
Chairman of the Board and
Chief Executive Officer

BENTLEY PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement dated as of September 11, 2006 by and between Bentley Pharmaceuticals, Inc. and Richard P. Lindsay. Filed herewith.

10.2	Separation Agreement dated as of September 15, 2006 by and between Bentley Pharmaceuticals, Inc. and Michael D. Price. Filed herewith.